UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NEW BINAX, INC.
(Exact name of registrant as specified in its charter)

Delaware	36-4668096

(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200
Waltham, MA	02453

(Address of principal executive offices)	(Zip Code)
NEW BIOSITE INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	27-2104785

(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200
Waltham, MA	02453

(Address of principal executive offices)	(Zip Code)
ALERE NEWCO, INC.
(Exact name of registrant as specified in its charter)

Delaware	27-2104833

(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200
Waltham, MA	02453

(Address of principal executive offices)	(Zip Code)
ALERE NEWCO II, INC.
(Exact name of registrant as specified in its charter)

Delaware	27-2104868

(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200
Waltham, MA	02453

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Guarantee of 9.00% Senior Subordinated Notes due 2016 of Inverness Medical Innovations, Inc.	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: ____________
Securities to be registered pursuant to Section 12(g) of the Act: None

Explanatory Note
     On May 12, 2009, Inverness Medical Innovations, Inc., a Delaware corporation (“Inverness”), issued its 9.00% senior subordinated notes due 2016 (the “Notes”), which were guaranteed (the “Guarantees”) by certain of its wholly owned subsidiaries (the “Original Guarantors”) pursuant to an indenture dated May 12, 2009 between Inverness and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture dated May 12, 2009 among Inverness, the Trustee and the Original Guarantors, as further supplemented by a second supplemental indenture dated June 9, 2009 among Inverness, the Trustee, the Original Guarantors and Matria of New York, Inc., a wholly owned subsidiary of Inverness (“Matria”), as guarantor, as further supplemented by a third supplemental indenture dated August 4, 2009 among Inverness, the Trustee, the Original Guarantors, Matria, GeneCare Medical Genetics Center, Inc., a wholly owned subsidiary of Inverness (“GeneCare”) and Alere CDM LLC, a wholly owned subsidiary of Inverness (“Alere”), collectively as guarantors, as further supplemented by a fourth supplemental indenture dated September 22, 2009 among Inverness, the Trustee, the Original Guarantors, Matria, GeneCare, Alere, and ZyCare, Inc., a wholly owned subsidiary of Inverness (“ZyCare”), as guarantor, as further supplemented by a fifth supplemental indenture dated November 25, 2009 among Inverness, the Trustee, the Original Guarantors, Matria, GeneCare, Alere, ZyCare, Free & Clear, Inc., a wholly owned subsidiary of Inverness (“Free & Clear”) and Tapestry Medical, Inc., a wholly owned subsidiary of Inverness (“Tapestry”), collectively as guarantors, as further supplemented by a sixth supplemental indenture dated February 1, 2010 among Inverness, the Trustee, the Original Guarantors, Matria, GeneCare, ZyCare, Free & Clear, Tapestry and RMD Networks, Inc., a wholly owned subsidiary of Inverness (“RMD”), as guarantor, and as further supplemented by a seventh supplemental indenture dated March 1, 2010 among Inverness, the Trustee, the Original Guarantors, Matria, GeneCare, ZyCare, Free & Clear, Tapestry, RMD, Laboratory Specialists of America, Inc., a wholly owned subsidiary of Inverness (“LSA”), Kroll Laboratory Specialists, Inc., a wholly owned subsidiary of Inverness (“KLS”), and Scientific Testing Laboratories, Inc., a wholly owned subsidiary of Inverness (“STL”), collectively as guarantors (together, the “Indenture”). The Notes, the Guarantees, the Guarantee of Matria (the “Matria Guarantee”), the Guarantee of GeneCare (the “GeneCare Guarantee”), the Guarantee of Alere (the “Alere Guarantee”), the Guarantee of ZyCare (the “ZyCare Guarantee”), the Guarantee of Free & Clear (the “Free & Clear Guarantee”), the Guarantee of Tapestry (the “Tapestry Guarantee”), the Guarantee of RMD (the “RMD Guarantee”), the Guarantee of LSA (the “LSA Guarantee”), the Guarantee of KLS (the “KLS Guarantee”), and the Guarantee of STL (the “STL Guarantee”) are listed on the New York Stock Exchange and were registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to a registration statement on Form 8-A filed on May 12, 2009, with respect to the Notes and the Guarantees, a registration statement on Form 8-A filed on June 9, 2009, with respect to the Matria Guarantee, a registration statement on Form 8-A filed on August 4, 2009, with respect to the GeneCare Guarantee and the Alere Guarantee, a registration statement on Form 8-A filed on September 24, 2009 with respect to the ZyCare Guarantee, a registration statement on Form 8-A filed on November 25, 2009 with respect to the Free & Clear Guarantee and the Tapestry Guarantee, a registration statement on Form 8-A filed on February 1, 2010 with respect to the RMD Guarantee, and a registration statement of Form 8-A filed on March 2, 2010 with respect to the LSA Guarantee, the KLS Guarantee and the STL Guarantee. The terms of the

Indenture provide that certain subsidiaries of Inverness must become guarantors of the Notes. On March 19, 2010, Inverness, the Trustee, the Original Guarantors, Matria, GeneCare, ZyCare, Free & Clear, Tapestry, RMD, LSA, KLS, STL and the registrants, each a wholly owned subsidiary of Inverness, entered into an eighth supplemental indenture whereby the registrants agreed to guarantee the obligations of Inverness under the Notes on the same basis as the other Original Guarantors, Matria, GeneCare, Alere, ZyCare, Free & Clear, Tapestry, RMD, LSA, KLS, and STL. This registration statement on Form 8-A is being filed by the registrants in order to register its Guarantee under Section 12(b) of the Exchange Act to the same extent as the Original Guarantors, Matria, GeneCare, Alere, ZyCare, Free & Clear, Tapestry, RMD, LSA, KLS, and STL.
Item 1. Description of Registrants’ Securities to be Registered.
     The description of the registrants’ Guarantees is set forth under (a) the section captioned “Description of Debt Securities and Subsidiary Guarantees We May Offer” in the prospectus dated May 1, 2009 filed by Inverness and the Original Guarantors on May 4, 2009 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which is a part of the registration statement on Form S-3 (No. 333-158542) filed by Inverness, the Original Guarantors and Matria, as supplemented by (b) the section captioned “Description of Notes” in the prospectus supplement dated May 7, 2009 filed by Inverness and the Guarantors on May 8, 2009 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which descriptions are incorporated by reference into this registration statement and deemed to be a part hereof.
Item 2. Exhibits.

4.1	Indenture dated May 12, 2009 among Inverness Medical Innovations, Inc., as issuer, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Inverness’ Current Report on Form 8-K dated May 12, 2009)

4.2	Supplemental Indenture dated May 12, 2009 among Inverness Medical Innovations, Inc., as issuer, the co-registrant guarantor subsidiaries, as guarantors, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to Inverness’ Current Report on Form 8-K dated May 12, 2009)

4.3	Form of 9.00% Senior Subordinated Note due 2016 of Inverness Medical Innovations, Inc. (included in Exhibit 4.2 above)

4.4	Second Supplemental Indenture dated as of June 9, 2009 among Inverness Medical Innovations, Inc., as issuer, Matria of New York, Inc., as guarantor, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.4 to Matria of New York’s Registration Statement on Form 8-A dated June 9, 2009)

4.5	Third Supplemental Indenture dated as of August 4, 2009 among Inverness Medical Innovations, Inc., as issuer, GeneCare Medical Genetics Center, Inc. and Alere CDM LLC, collectively as guarantors, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.5 to GeneCare Medical Genetics Center, Inc. and Alere CDM LLC’s Registration Statement on Form 8-A dated August 4, 2009)

4.6	Fourth Supplemental Indenture dated as of September 22, 2009 among Inverness Medical Innovations, Inc., as issuer, ZyCare, Inc., as guarantor, and U.S. Bank National

Association, as trustee (incorporated by reference to Exhibit 4.6 to ZyCare, Inc.’s Registration Statement on Form 8-A dated September 24, 2009)

4.7	Fifth Supplemental Indenture dated as of November 25, 2009 among Inverness Medical Innovations, Inc., as issuer, Free & Clear, Inc. and Tapestry Medical, Inc., collectively as guarantors, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.7 to Free & Clear, Inc. and Tapestry Medical, Inc.’s Registration Statement on Form 8-A dated November 25, 2009)

4.8	Sixth Supplemental indenture dated as of February 1, 2010 among Inverness Medical Innovations, Inc., as issuer, RMD Networks, Inc., as guarantor, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.8 to RMD Networks, Inc.’s Registration Statement on Form 8-A dated February 1, 2010)

4.9	Seventh Supplemental indenture dated as of March 1, 2010 among Inverness Medical Innovations, Inc., as issuer, Laboratory Specialists of America, Inc., Kroll Laboratory Specialists, Inc., and Scientific Testing Laboratories, Inc., collectively as guarantors, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.9 to Laboratory Specialists of America, Inc., Kroll Laboratory Specialists, Inc., and Scientific Testing Laboratories, Inc.’s Registration Statement on Form 8-A dated March 2, 2010)

4.10	Eighth Supplemental indenture dated as of March 19, 2010 among Inverness Medical Innovations, Inc., as issuer, New Binax, Inc., New Biosite Incorporated, Alere NewCo, Inc., and Alere NewCo II, Inc., collectively as guarantors, and U.S. Bank National Association, as trustee

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ALERE NEWCO, INC. (Registrant)
By:	/s/ David A. Teitel
	Name:	David A. Teitel
	Title:	President

ALERE NEWCO II, INC. (Registrant)
By:	/s/ David A. Teitel
	Name:	David A. Teitel
	Title:	President

NEW BINAX, INC. (Registrant)
By:	/s/ David A. Teitel
	Name:	David A. Teitel
	Title:	Vice President, Finance

NEW BIOSITE INCORPORATED (Registrant)
By:	/s/ David A. Teitel
	Name:	David A. Teitel
	Title:	Vice President, Finance

Date: March 19, 2010

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